Exhibit 3.29

RESTATED ARTICLES OF ORGANIZATION

OF

VAN WAGNER CHICAGO, LLC

Under Section 214 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Van Wagner CHICAGO, LLC.

SECOND: The date of filing of the articles of organization is JULY 17, 2009.

THIRD: The articles of organization are hereby restated with amendment to effect one or more of the amendments authorized by this chapter.

(A) Paragraph FIRST of the Articles of Organization dealing the name of the Company.

(B) Paragraph FIFTH of the Articles of Organization dealing with the management of the Company.

(C) Paragraph SIXTH of the Articles of Organization dealing with limitations on managers’ or members’ authority to bind the Company.

(D) To add a Paragraph EIGHTH to designate its Registered Agent.

The text of the articles of organization is hereby restated as amended to read as follows:

FIRST: The name of the limited liability company is: OUTFRONT MEDIA CHICAGO LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is the County of New York.

THIRD: The Company is not to have a specific date of dissolution.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: Corporation Service Company, 80 State Street, Albany, NY 12207.

FIFTH: The Company is to be managed by its sole member.

SIXTH: There are no limitations on the authority of the sole member of the Company to bind the Company.

SEVENTH: The Company shall have the power to indemnify, to the fullest extent permitted by the LLC Law, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

EIGHTH: The limited Liability Company hereby designates Corporation Service Company as its registered agent upon whom process against the limited liability company may be served. The street address of the registered agent is 80 State Street, Albany, NY 12207

IN WITNESS WHEREOF, this certificate has been subscribed this 17TH day of November, 2014, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Lisa M. Tanzi
(signature)
Lisa M. Tanzi, Authorized Person

(name and capacity of signer)

CERTIFICATE OF RESTATED ARTICLES OF ORGANIZATION OF VAN WAGNER CHICAGO, LLC

Under Section 214 of the Limited Liability Company Law

Filed by:

Lisa M. Tanzi

405 Lexington Avenue

New York, NY 10174